Logo - American Funds (R)

                     The U.S. Treasury Money Fund of America
              333 South Hope Street, Los Angeles, California 90071
                            Telephone (213) 486 9200


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



ABNER D. GOLDSTINE, President and PEO, and SUSI M. SILVERMAN, Treasurer of The U.S. Treasury Money Fund of America, (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                  Principal Financial Officer

THE U.S. TREASURY MONEY FUND                 THE U.S. TREASURY MONEY FUND
OF AMERICA                                   OF AMERICA

/s/ Abner D. Goldstine                       /s/ Susi M. Silverman
----------------------------                 -----------------------------
Abner D. Goldstine, President                Susi M. Silverman, Treasurer

Date: December 8, 2004                       Date: December 8, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE U.S. TREASURY MONEY FUND OF AMERICA and will be retained by THE U.S. TREASURY MONEY FUND OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.